UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 25, 2025

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
On September 25, 2025, Mirion Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 19,906,322 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a public offering price of $21.35 per share (the “Common Stock Offering”). The Shares include the exercise in full by the Underwriters of their option to purchase an additional 2,596,476 shares of Class A common stock. The size of the Common Stock Offering was increased from the previously announced $350.0 million of shares of Class A common stock.
The Common Stock Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268445) previously filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on November 28, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), including the related prospectus dated November 28, 2022, as supplemented by a preliminary prospectus supplement, dated September 24, 2025, and prospectus supplement, dated September 25, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The closing of the Common Stock Offering occurred on September 30, 2025.
The net proceeds from the Common Stock Offering, after deducting the underwriting discounts and estimated offering expenses, were approximately $409.7 million. The Company expects that the net proceeds from the Common Stock Offering, together with the net proceeds from the Convertible Notes Offering (as defined below), will be used to (i) pay the approximately $38.0 million cost of the capped call transactions entered into with certain of the initial purchasers in the Convertible Notes Offering or affiliates thereof and certain other financial institutions (the “Option Counterparties”) and (ii) fund the planned acquisition of all of the outstanding membership interests of WCI-Gigawatt Intermediate Holdco, LLC, as the indirect parent of Paragon Energy Solutions, LLC (the “Acquisition”), with the remainder for general corporate purposes. If the Acquisition is not consummated for any reason, the Company expects to use any net proceeds from the Convertible Notes Offering, together with the net proceeds from the Common Stock Offering, remaining after payment of the cost of the capped call transactions, for general corporate purposes.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Davis Polk & Wardwell, counsel to the Company, has issued an opinion regarding the validity of the Shares in connection with the Common Stock Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Indenture and Notes
On September 30, 2025, the Company completed its previously announced private offering (the “Convertible Notes Offering”) of $375.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $50.0 million principal amount of Notes. The size of the Convertible Notes Offering was increased from the previously announced $250.0 million aggregate principal amount of Notes.
The Notes were issued pursuant to an indenture, dated September 30, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general unsecured obligations of the Company and will mature on October 1, 2031, unless earlier converted, redeemed, or repurchased. The Notes do not bear regular interest, and the principal amount of the Notes does not accrete. Special interest will accrue on the notes in the circumstances and at the rates described in the Indenture. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding July 1, 2031, only under the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2025 (and only during such calendar quarter), if the last reported sale price of the Class A common stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Class A common stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after July 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Class A common stock or a combination of cash and shares of Class A common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.
The conversion rate for the Notes is initially 34.6951 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $28.82 per share of Class A common stock. The initial conversion price of the Notes represents a premium of approximately 35% above the public offering price per share of the Class A common stock in the Common Stock Offering. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.
The Company may not redeem the Notes prior to October 5, 2028. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on or after October 5, 2028, if the “liquidity condition” (as defined in the Indenture) is satisfied and the last reported sale price of the Class A common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.
The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:
•default in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;
•default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;
•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for five business days or (ii) notice of certain specified corporate events, and such failure continues for three business days;
•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
•failure by the Company to comply with any of the other agreements in the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with principal amount in excess of $66.3 million (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.
If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid special interest, if any, on, all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest on the Notes.
The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the

United States of America, any State thereof or the District of Columbia, and such qualified successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.
The net proceeds from the Convertible Notes Offering, after deducting the initial purchasers’ discounts and estimated offering expenses, were approximately $365.2 million. The Company expects to use the net proceeds from the Convertible Notes Offering, together with the net proceeds from the Common Stock Offering, to (i) pay the approximately $38.0 million cost of the capped call transactions entered into with the Option Counterparties and (ii) fund the Acquisition, with the remainder for general corporate purposes. If the Acquisition is not consummated for any reason, the Company expects to use any net proceeds from the Convertible Notes Offering, together with the net proceeds from the Common Stock Offering, remaining after payment of the cost of the capped call transactions, for general corporate purposes.
The foregoing description is qualified in its entirety by reference to the text of the Indenture and the form of the Notes, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Capped Call Transactions
On September 25, 2025, concurrently with the pricing of the Notes, and on September 26, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions with the Option Counterparties. The capped call transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $42.70 per share (which represents a premium of 100% over the public offering price per share of the Class A common stock in the Common Stock Offering). The capped call transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes.
Copies of the forms of confirmation for the capped call transactions are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 under the heading “Indenture and Notes” of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 under the heading “Indenture and Notes” of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Notes were resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 25, 2025 by and among the Company and the representatives of the initial purchasers.
The Notes and the shares of Class A common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Class A common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Class A common stock. Initially, a maximum of 17,564,400 shares of Class A common stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 46.8384 shares of Class A common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Item 8.01 Other Events.
On September 25, 2025, the Company issued a press release announcing the pricing of the Common Stock Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additionally, on September 25, 2025, the Company issued a press release announcing the pricing of the Convertible Notes Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 25, 2025, among Mirion Technologies, Inc. and Goldman Sachs & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters
4.1	Indenture, dated September 30, 2025, between Mirion Technologies, Inc. and U.S. Bank Trust Company, National Association
4.2	Form of 0.00% Convertible Senior Note due 2031 (included in Exhibit 4.1)
5.1	Opinion of Davis Polk & Wardwell LLP
10.1	Form of Base Capped Call Transaction Confirmation
10.2	Form of Additional Capped Call Transaction Confirmation
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
99.1	Press release issued by Mirion Technologies, Inc. dated September 25, 2025
99.2	Press release issued by Mirion Technologies, Inc. dated September 25, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2025	Mirion Technologies, Inc.
/s/ Thomas D. Logan
Name: Thomas D. Logan
Title: Chief Executive Officer